HALO TECHNOLOGY HOLDINGS
SERIES C PREFERRED STOCKHOLDERS’
CONSENT AGREEMENT

Whereas, Halo Technology Holdings, Inc. (“Halo” or the “Company”) has entered into that certain Agreement and Plan of Merger (the “Infonow Merger Agreement”) with WTH Merger Sub, Inc. (“WTH”), a wholly-owned subsidiary of the Company, and InfoNow Corporation (“InfoNow”) pursuant to which WTH will be merged with and into InfoNow, with Infonow surviving the merger as a wholly-owned subsidiary of the Company (the “Infonow Acquisition”) and shall survive as a wholly-owned subsidiary of the Company;

Whereas, the Company has entered into that certain Agreement and Plan of Merger (the “Unify Merger Agreement”) by and between UCA Merger Sub, Inc. (“UCA”), a wholly-owned subsidiary of the Company, and Unify Corporation (“Unify”) pursuant to which UCA will be merged with and into Unify, with Unify surviving the merger as a wholly-owned subsidiary of the Company (the “Unify Acquisition”); and

Whereas, certain financings are contemplated in order to consummate the Infonow and Unify Acquisitions;

Whereas, in order to facilitate the completion of the Infonow and Unify Acquisitions and the related transactions (collectively, the “Transactions”), all of the outstanding Series C Preferred Stock in the Company, par value $.00001, (the “Series C Stock”) is to be converted into shares of the Company’s Common Stock, par value $.00001 per share (the “Common Stock”), and certain outstanding warrants to acquire Common Stock issued to the holders of the Series C Stock are to be exercised for shares of Common Stock;

Now, therefore, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby consents and agrees as follows:

1. Conversion of Series C Stock. To the extent that the undersigned is a holder of any shares of Series C Stock, the undersigned hereby represents, warrants, consents and agrees as follows:

(a) The undersigned is the holder of shares of Series C Stock (the “C Shares”). The undersigned, pursuant to the provisions set forth in Section 5 of the Certificate of Designations regarding the Series C Stock (the “Certificate”), hereby irrevocably elects to convert, as soon as practicable, the number of C Shares held by the undersigned into such number of fully paid and non-assessable shares of Common Stock of the Company determined under Section 5 of the Certificate, with the Applicable Conversion Price (as defined in the Certificate) being $1.00.

(b) In furtherance of the foregoing, the undersigned holder of C Stock consents and agrees that the following amendment to the Certificate shall be filed, as necessary:

“Upon the first practicable date all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock in accordance with the provisions of Section 5, with the Applicable Conversion Price being $1.00.”

(c) Upon the conversion of the Series C Stock as contemplated above, the undersigned consents to the termination of the Certificate.

2. Covenants Regarding Warrants. Regarding those Warrants (the “Warrants”) issued to the undersigned pursuant to that certain Subscription Agreement, dated as of January 31, 2005 (the “Subscription Agreement”) between the undersigned and the Company, and held by the undersigned, the undersigned the undersigned hereby consents and agrees Section 1(c)(iii) of the Warrant is amended to provided that the Fair Market Value is $2.50. Further, the undersigned elects to exercise such Warrants under the cashless exercise provision, Section 1(c) of the Warrant, hereby surrenders the right to purchase 50% of the Warrant Shares (as defined in the Warrant) and hereby requests the issuance of 50% of the Warrant Shares. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

3. Lost or Destroyed Original Certificates. In the event that the undersigned has not attached the certificates representing the undersigned’s Series C Shares and Warrants, or, alternatively, the Series C Convertible Note (the “Series C Note”) issued under the Subscription Agreement between the undersigned and the Company (and which by its terms automatically converted into C Shares and Warrants), then the undersigned represents (i) that such original certificates representing the C Shares and Warrants or the Series C Note (the “Original Certificates”), have been lost or destroyed, and (ii) that neither the Original Certificates nor the securities represented thereby, nor any interest therein, in whole or in part, have been assigned, pledged, or otherwise transferred, and that the undersigned remains the sole owner thereof. Further, the undersigned agrees to deliver to the Company for cancellation said Original Certificates should the same ever be recovered. The undersigned agrees to indemnify and hold the Company harmless for misrepresentation and/or breach of this Section 3.

4. Common Stock Certificates. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Address)

5. Investment Intent. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock to be received upon such conversion of C Stock and exercise of the Warrants, are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

6. Consent and Waiver. The actions contemplated hereby are hereby authorized, approved and declared advisable and in the best interests of the Company and its stockholders, and the undersigned hereby consents to all of the foregoing. The undersigned hereby waives any and all failures or notice or other rights inconsistent with any of the foregoing.

7. Effect on Registration Statement. The undersigned acknowledges and agrees, that pursuant to the Investors’ Agreement (the “Investors’ Agreement”) among the Company, the undersigned and the other Investors (as defined therein), the prospectus (the “Prospectus”) related to the Registration Statement on Form S-2 registering the Investor’s Conversion Shares for resale (which was declared effective by the Securities and Exchange Commission (the “SEC”) on Friday, July 22, 2005), the Company has suspended use of the Prospectus in connection with an Allowed Delay (as defined in the Investors’ Agreement) and as required by the applicable rules and regulations of the SEC due to previous acquisitions by the Company. The undersigned acknowledges and agrees that the Prospectus may be suspended further upon the completion of the Transactions, and potential future transactions, that the suspension(s) will continue until the SEC approves requisite amendments to the Prospectus, and that no penalties will be due as a result of such suspension(s). For the avoidance of doubt, the undersigned also acknowledges and agrees that no prior penalties were due under the Investors Agreement or the Series C Notes, since the Registration Statement was declared effective prior to the Effectiveness Deadline (as defined in the Investors’ Agreement).

The consent of the undersigned to the conversion of the Series C Stock, the amendment to and exercise of the Warrants, and the waivers, consents and agreements set forth herein, are irrevocable.

HOLDER

Name:

Title:

Date: